UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2009

Date of Report (Date of earliest event reported)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

c/o AMC Entertainment Inc. 920 Main Street Kansas City, Missouri 64105-1977
(Address, including zip code, of registrant’s principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 23, 2009, AMC Entertainment Inc. (the “Company”) issued a press release announcing the completion of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding $250 million in aggregate principal amount of 8-5/8% Senior Notes due 2012 (the “Notes”). The Tender Offer expired at midnight EDT, on June 22, 2009 (the “Expiration Date”).  As previously announced, the Company received tenders from the holders of $238,065,000, or approximately 95.23%, of its outstanding Notes prior to the expiration of the consent payment deadline on June 8, 2009 at 5 p.m. EDT (the “Consent Date”). No additional Notes were tendered from the Consent Date to the Expiration Date.

For additional information concerning the foregoing, a copy of the press release dated June 23, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Text of Press Release, dated June 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: June 23, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of Press Release, dated June 23, 2009